Exhibit 99.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. Section 1350

        In connection with the accompanying Report on Form 10-Q of Sterling Financial Corporation ("Sterling") for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Daniel G. Byrne, Principal Financial Officer of Sterling, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge based upon a review of the Report and, except as corrected or supplemented in a subsequent report filed by Sterling with the Securities and Exchange Commission:

  1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2002	By:	/s/ DANIEL G. BYRNE Daniel G. Byrne Senior Vice President—Finance, Assistant Secretary, and Principal Financial Officer